LIMITED POWER OF ATTORNEY

State of Missouri)

                 )ss

County of Jackson)

I, Michael R. Haverty, the undersigned, effective as of the date hereof, and to continue until I am no longer subject to Section 16 reporting, do hereby constitute and appoint each of Adam J. Godderz, Julie D. Powell and Nancy L. Gallagher, signing singly, my true and lawful attorneys-in-fact, solely for the purpose of preparing and executing Forms 3, 4 and 5 for and on my behalf and filing such Forms with the Securities and Exchange Commission and the New York Stock Exchange in compliance with Section 16 of the Securities Exchange Act of 1934 and rules promulgated thereunder in connection with holdings of and transactions in securities or derivative securities of Kansas City Southern.

I acknowledge that my appointment of these attorneys-in-fact does not eliminate my responsibility to comply with Section 16 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, I have signed this Limited Power of Attorney this 24th day of January, 2013.

/s/ Michael R. Haverty

Michael R. Haverty

Personally appeared the above-named Michael R. Haverty and acknowledged the above Limited Power of Attorney to be his free act and deed.

IN WITNESS WHEREOF, I hereunto set my seal this 24th day of

January, 2013.

/s/ Barbara L. Blevins

Notary Public

My Commission Expires:

October 4, 2015